                                     LEASE
                            305 INTERLOCKEN PARKWAY
                  INTERLOCKEN ADVANCED TECHNOLOGY ENVIRONMENT
                                BOULDER COUNTY
                             BROOMFIELD, COLORADO

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - DEMISE.........................................  1
  1.1    Demise............................................  1
  1.2    Construction Date.................................  1

ARTICLE II - TERM..........................................  2
  2.1    Term..............................................  2
  2.2    Supplemental Agreement............................  2
  2.3    Landlord's Work...................................  2
  2.4    Landlord's Failure to Complete....................  2

ARTICLE III - RENT.........................................  3
  3.1    Base Rent.........................................  3
  3.2    Estimated Base Rent...............................  3
  3.3    Additional Rent...................................  3
  3.4    Interest on Late Payments and Late Payment Charge.  3

ARTICLE IV - TAXES AND OPERATING EXPENSE ADJUSTMENT........  4
  4.1    Definitions.......................................  4
  4.2    Payments of Taxes and Operating Expenses..........  6
  4.3    Reimbursement Survives Termination................  7
  4.4    Direct Payment....................................  8

ARTICLE V - BUILDING SERVICES..............................  8
  5.1    Standard Services.................................  8
  5.2    Interruption of Services..........................  8
  5.3    Services Paid by Tenant...........................  9
  5.4    HVAC Requirements.................................  9
  5.5    Cleaning..........................................  9
  5.6    Re-Lamping........................................  9
  5.7    Maintenance by Landlord...........................  9

ARTICLE VI - TENANT REPAIR.................................  9
  6.1    Damage by Tenant..................................  9
  6.2    Maintenance....................................... 10
  6.3    Good Condition.................................... 10
  6.4    Surrender......................................... 10
  6.5    Broken Glass...................................... 10

ARTICLE VII - ASSIGNMENT AND SUBLETTING.................... 10
  7.1    Limitations....................................... 10
  7.2    Acceptance of Performance......................... 11
  7.3    Document Review................................... 11

ARTICLE VIII - TRANSFER BY LANDLORD AND LIMITED LIABILITY.. 11
  8.1    Transfer of Landlord's Interest................... 11
  8.2    Limited Liability of Landlord..................... 11
  8.3    Pre-Construction Date Liability................... 12

ARTICLE IX - USE OF PREMISES............................... 12
  9.1    Use............................................... 12
  9.2    Compliance with Rules and Regulations............. 12

ARTICLE X - INSURANCE...................................... 13
  10.1   Tenant's Insurance................................ 13
  10.2   Landlord's Insurance.............................. 14
  10.3   Subrogation....................................... 14

ARTICLE XI - OBSERVANCE OF LAW............................. 14
  11.1   Law............................................... 14
  11.2   Taxes............................................. 15

ARTICLE XII - WASTE AND NUISANCE........................... 15
  12.1..................................................... 15

ARTICLE XIII - ENTRY BY LANDLORD........................... 15
  13.1..................................................... 15

ARTICLE XIV - INDEMNIFICATION.............................. 16
  14.1   Tenant's Indemnity................................ 16
  14.2   Landlord's Indemnity.............................. 16
  14.3   Comparative Negligence............................ 16

ARTICLE XV - ALTERATIONS................................... 16
  15.1   Alterations by Tenant............................. 16
  15.2   Alterations by Landlord........................... 17

ARTICLE XVI - SIGNS AND ADVERTISING........................ 18
  16.1..................................................... 18

ARTICLE XVII - SUBORDINATION TO MORTGAGES AND
     DEEDS OF TRUST........................................ 18
  17.1..................................................... 18

ARTICLE XVIII - ESTOPPEL CERTIFICATE/FINANCIAL INFORMATION..19
  18.1   Initial Estoppel Certificate...................... 19
  18.2   Additional Estoppel Certificates.................. 19
  18.3   Financial Information............................. 19

ARTICLE XIX - QUIET ENJOYMENT.............................. 19
  19.1..................................................... 19

ARTICLE XX - FIXTURES...................................... 19
  20.1..................................................... 19

ARTICLE XXI - DAMAGE OR DESTRUCTION........................ 20
  21.1   Casualty.......................................... 20
  21.2   Casualty Caused by Tenant......................... 20

ARTICLE XXII - CONDEMNATION................................ 20
  22.1   Eminent Domain.................................... 20
  22.2   Damages........................................... 21
  22.3   Restoration....................................... 21

ARTICLE XXIII - LOSS AND DAMAGE AND DELAY.................. 21
  23.1   Loss and Damage................................... 21
  23.2   Delays............................................ 21

ARTICLE XXIV - DEFAULT AND REMEDIES........................ 22
  24.1   Default by Tenant................................. 22
  24.2   Remedies of Landlord.............................. 22
  24.3   Landlord's Default................................ 24
  24.4   Personal Property Lien............................ 24

ARTICLE XXV - HOLDING OVER................................. 25
  25.1..................................................... 25

ARTICLE XXVI - NOTICE...................................... 25
  26.1   Notice............................................ 25
  26.2   Change of Address................................. 25

ARTICLE XXVII - SECURITY DEPOSIT........................... 25
  27.1..................................................... 25

ARTICLE XXVIII - MISCELLANEOUS PROVISIONS.................. 26
  28.1   Captions.......................................... 26
  28.2   Waiver............................................ 26
  28.3   Entire Agreement.................................. 26
  28.4   Severability...................................... 26
  28.5   Modification...................................... 26
  28.6   Governing Law..................................... 26
  28.7   Successors and Assigns............................ 26
  28.8   Authorization to Execute.......................... 26
  28.9   Guaranty of Lease................................. 27
  28.10  Approval of Documents............................. 27
  28.11  Financing Contingency............................. 27

ARTICLE XXIX - SUBSTITUTION OF PREMISES.................... 27
  29.1..................................................... 27

ARTICLE XXX - RECORDING.................................... 27
  30.1..................................................... 27

ARTICLE XXXI - REAL ESTATE BROKER.......................... 28
  31.1..................................................... 28

ARTICLE XXXII - RENT PREPAYMENT............................ 28
  32.1..................................................... 28

ARTICLE XXXIII - OTHER PROVISIONS.......................... 28
  33.1   Budget............................................ 28
  33.2   Single Tenant Building............................ 29
  33.3   Abandonment and Vacation.......................... 29
  33.4   Option to Renew................................... 29
  33.5   Option to Expand.................................. 30

EXHIBIT A - LEGAL DESCRIPTION.............................. 33

EXHIBIT B - INTENTIONALLY DELETED.......................... 34

EXHIBIT C - TENANT WORK LETTER............................. 35

EXHIBIT D - COMPONENTS OF TENANT WORK...................... 38

EXHIBIT E - TENANT ESTOPPEL CERTIFICATE.................... 39

EXHIBIT F - INTENTIONALLY DELETED.......................... 41

EXHIBIT G - INTENTIONALLY DELETED.......................... 42

EXHIBIT H - COMPONENTS OF SITE, SHELL, AND CORE............ 43

EXHIBIT I - SUPPLEMENTAL AGREEMENT......................... 44

EXHIBIT J - BASE RENTAL RATE (NNN)......................... 46

EXHIBIT K - EXPANSION PREMISES............................. 48

                                                                 EXHIBIT 10(nn)

                                     LEASE
                          CIRRUS LOGIC, INC. FACILITY
                            305 INTERLOCKEN PARKWAY
                  INTERLOCKEN ADVANCED TECHNOLOGY ENVIRONMENT
                                BOULDER COUNTY
                             BROOMFIELD, COLORADO

  THIS LEASE is made this   5th   day of July, 1995, by and between Prime West
                          -------
Development, Inc. Company, a Colorado corporation ("Landlord") and Cirrus Logic, Inc., a California Corporation ("Tenant").

                            W I T N E S S E T H  :

                                   ARTICLE I

                                    DEMISE
                                    ------
  1.1 Demise. Landlord does hereby lease to Tenant and Tenant hereby leases from
      ------
Landlord that certain one-story office building (the "Building") consisting of approximately 50,400 gross square feet (the "Gross Area"), which Building shall be known as the Cirrus Logic, Inc. Facility, located at 305 Interlocken Parkway, Interlocken Advanced Technology Environment, Boulder County, Broomfield, Colorado, which Building shall be situated on that certain real Property (the "Property") legally described in Exhibit A, attached hereto, together with a right subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas, walkways or other areas in Building or on Property, all of which inclusive of Building are hereinafter collectively called the "Building Complex" or the "Premises".

  Such letting and hiring is upon and subject to the terms, conditions and covenants herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, conditions and covenants by it to be kept and performed and that this Lease is made upon the condition of such performance.

  For purposes hereof, "gross square feet" shall be determined in accordance with BOMA standards for single tenant buildings.

  1.2 Construction Date. Landlord shall commence construction of Building
      -----------------
("Construction Date") on or before eight (8) months after execution of the Lease by Tenant. Landlord shall thereafter prosecute the completion of such Building in a diligent manner. The Construction Date and Landlord's obligations hereunder are subject to matters outside of Landlord's reasonable control, including Tenant Delay, delays attributable to compliance with applicable laws and delays in issuance of permits by the respective regulatory authority and subject to the terms and conditions of the Tenant Work Letter.

  If Landlord has not commenced construction by the Construction Date, as same may be extended by reason of the above-referenced delays, then Tenant may elect by written notice to Landlord to terminate this Lease, which notice of termination must be received by Landlord within thirty (30) days after the Construction Date (as same may be extended), time being of the essence. In the event of the termination of this Lease pursuant to the terms of this Section 1.2, neither party shall have any liability or obligation whatsoever to the other except that any rent or deposit of Tenant shall be promptly refunded, without interest except as specifically set forth herein, by Landlord.

                                  ARTICLE II

                                     TERM
                                     ----

  2.1 Term. The term of this Lease and Tenant's obligation to pay rent shall
      ----
commence on the earlier of (a) the day after the day which is the later to occur of the date that a certificate of occupancy is issued for the Building or the day Landlord issues its certificate of substantial completion in accordance with the Tenant Work Letter attached hereto as Exhibit C, unless any delay in issuing said certificate of occupancy or certificate of substantial completion is caused by those matters set forth in Section 7 of Exhibit C, in which event the date of issuance of the respective certificate of substantial completion shall be deemed
                ----------
to be the date that the respective certificate would have been issued but for the Tenant Delay, as hereinafter defined, or (b) the date upon which Tenant takes occupancy of the Building (the "Commencement Date") and shall end at twelve (12) p.m. on the last day of the one hundred and eightieth (180th) month thereafter, unless sooner terminated as herein provided (the "Term").

  2.2 Supplemental Agreement. Within five (5) days after the commencement of the
      ----------------------
Term of this Lease, Tenant agrees to execute a Supplemental Agreement in the form attached as Exhibit I to become a part hereof, setting forth the commencement and termination dates of the term of this Lease and such other information as set forth therein.

  2.3 Landlord's Work. Other than as set forth specifically in this Lease and in
      ---------------
the Tenant Work Letter, Landlord shall have no further obligation for the completion of Premises and Tenant shall accept Premises in its "AS IS" condition as of the date Landlord delivers possession thereof in accordance with the provisions of the Tenant Work Letter, subject to (i) any punch list items identified by Tenant prior to its acceptance of the Premises which items are uncompleted items, material defects in design or defects in construction or are otherwise in violation of the Landlord's obligation to deliver the Premises in the condition required by Exhibit C, (ii) any latent defects in the Premises which Tenant identifies in writing to Landlord no later than eleven months subsequent to the Commencement Date and (iii) violations of law relating to construction of the Building including Building Code violations and failure to comply with the then applicable standards of Title III of the Americans with Disabilities Act. Landlord shall promptly correct items (i)-(iii) after receipt of notice thereof and the cost of correction shall not be borne by Tenant directly or indirectly, or as a part of Base Rent, Additional Rent, or as an Operating Expense. Furthermore, Landlord shall continue to have the obligations set forth in Section 5.7 hereof regarding the structural integrity of the Building.

  2.4 Landlord's Failure to Complete. Notwithstanding anything to the contrary
      ------------------------------
herein, should the Commencement Date occur on or subsequent to the date which is the earlier of (i) March 1, 1997 or (ii) the date which is eighteen (18) months after execution of this Lease by Tenant, unless such delay in the Commencement Date arises from those matters set forth in Section 7 of Exhibit C, then, within thirty (30) days from such date, Tenant shall have the option to terminate this Lease upon written notice to Landlord, the effective date of termination to be at least sixty (60) days after the date of delivery of Tenant's notice; provided, that should Landlord meet all requirements set forth in Exhibit C for the issuance of the certificate of substantial completion prior to the effective termination date specified in Tenant's notice, such termination notice shall be of no force and effect and this Lease shall continue in full force and effect between the parties. However, if this Lease has not commenced on or before two
(2) years from the date hereof, then this Lease shall be automatically terminated without notice. In the event of the termination of this Lease pursuant to the terms of this Section 2.4, neither party shall have any liability or obligation whatsoever to the other except that any rent or deposit of Tenant shall be promptly refunded, without interest except as specifically set forth herein, by Landlord.

                                  ARTICLE III

                                     RENT
                                     ----

  3.1 Base Rent. Tenant agrees to pay as base annual rent (the "Base Rent")
      ---------
during the Term of the Lease the sums as calculated pursuant to Exhibit J attached hereto. Once determined, Base Rent shall be payable without notice, deduction, set-off or abatement to Landlord at Building, or such other address as Landlord may notify the Tenant of in writing, in lawful money of the United States payable in advance on the first day of each month. If Term commences or terminates on a day other than the first or last day of a calendar month respectively, then the installments of Base Rent for such month or months shall be prorated and the installments so prorated shall be paid in advance. The term "Lease Year" shall mean each twelve month period subsequent to the Commencement Date.

  3.2 Estimated Base Rent. Tenant acknowledges that Landlord may not be able to
      -------------------
calculate Base Rent as of the Commencement Date. As of the Commencement Date, Tenant agrees to pay monthly Base Rent as reasonably estimated by Landlord. If the actual Base Rent is greater than the estimated Base Rent, Tenant shall pay the difference within thirty (30) days of receipt of written notice. If the actual Base Rent is less than the estimate, then Landlord shall offset such difference against the next monthly installment of Base Rent and Additional Rent.

  3.3 Additional Rent. Any other sums of money or charges to be paid by the
      ---------------
Tenant pursuant to the provisions of this Lease may be designated as "Additional Rent". A failure to pay Additional Rent shall be treated in all events as the failure to pay rent.

  3.4 Interest on Late Payments and Late Payment Charge. Any rent (whether Base
      -------------------------------------------------
Rent or Additional Rent) or other amount due from Tenant to Landlord under this Lease not paid when due shall bear interest from the date due until the date paid at the rate of one and one-half percent (1-1/2%) per month, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. Failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other or similar or like late payments. Notwithstanding the above, Landlord agrees that it shall, twice during any calendar year, give written notice of such late payment and if Tenant pays the late payment within ten (10) days of receipt of written notice, Landlord will waive the interest for such payment.

  Notwithstanding the above, in the event any rent or other amounts owing hereunder are not paid within five (5) days after the due date, then Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, in addition to such required payment, Tenant shall pay to Landlord an additional one time late charge for any such late payment in the amount of five percent (5%) of the amount of such late payment; provided, however, Landlord agrees that it shall, twice during any calendar year, give written notice of such late payment due and if Tenant pays the late payment within five
(5) days of receipt of written notice, Landlord will waive the late charge for such payments.

                                  ARTICLE IV

                    TAXES AND OPERATING EXPENSE ADJUSTMENT
                    --------------------------------------

  In addition to Base Rent, Tenant shall reimburse Landlord for Real Estate Taxes and Operating Expenses (which sum may be adjusted pursuant to Section 4.2) for Building Complex as hereinafter set forth in this Section.

  4.1 Definitions. The following terms shall have the following meanings with
      -----------
respect to the provisions of this Section 4.1:

        (a) "Tenant's Proportionate or Prorata Share" shall mean one hundred percent (100%).

        (b) "Real Estate Taxes" shall include (a) any form of assessment (including any so-called "special" assessments), license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against Premises, Building or Property or any legal or equitable interest of Landlord therein; (b) any tax on Landlord's right to rent or other income from Premises or against Landlord's business of leasing Premises; and (c) any assessments, tax, fee, levy or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes which may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Landlord and the Tenant that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Estate Taxes for purposes of this Lease. The following shall also be included within the definition of Real Estate Taxes for purposes of this Lease, provided, however, that the Tenant shall pay Landlord the entire amount thereof: (i) any tax allocable to or measured by the area of Premises or the rental payable hereunder, including without limitation, any gross income, privilege, sales or excise tax levied by the State, any political subdivision thereof, city, municipal or federal government, with respect to the receipt of such rental, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by the Tenant of Premises or any portion thereof; and (ii) any tax upon this transaction or any document to which the Tenant is a party, creating or transferring an interest or an estate in Premises. "Real Estate Taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes. "Real Estate Taxes" included in this definition mean taxes or assessments in the year assessed, without regard to the year in which same become due or payable. Furthermore, if the Building Complex excludes any portion of the Real Property as disclosed on Exhibit A, then the Real Property Taxes shall be equitably reduced on the basis that the portion of the undeveloped land bears to the appraisal for the total land value. There shall be no apportioning of improvements unless such parcel is later improved and is not part of the Building Complex.

        (c) "Operating Expenses" shall mean all maintenance and operating costs of any kind or nature with respect to the operation, ownership and maintenance of Building Complex in a manner consistent with a "Class A," suburban single-tenant office building and shall include, but not be limited to, the cost of building supplies, window cleaning, costs incurred in connection with all energy sources for Building such as propane, butane, natural gas, steam, electricity, solar energy and fuel oil; the costs of water and sewer service, janitorial services, both interior and exterior, general maintenance and repair of Building Complex including the heating and air conditioning systems and structural components of Building; landscaping, maintenance, repair and striping of all parking areas; insurance, including fire and extended coverage and public liability insurance and any rental insurance and all risk insurance carried by Landlord pursuant to Section 10.2; labor costs incurred in the operation and maintenance of Building Complex, including wages and other payments; costs to Landlord for Workmen's Compensation and disability insurance; payroll taxes and welfare fringe benefits, including professional building management fees, legal, accounting, inspection and consultation fees incurred in connection with Building Complex; any expense attributable to costs incurred by Landlord for any capital improvements or structural repairs to Building or Property required by any change in the laws, ordinances, rules, regulations or otherwise which were not in effect on the date Landlord obtained its building permit to construct Building required by any governmental or quasi-governmental authority having jurisdiction over Building which costs shall be amortized over the useful life of the capital improvements or structural repair; and any costs incurred by Landlord in making capital improvements or other modifications to Building or any part thereof, which costs shall be amortized over the useful life of such improvement or modification, in accordance with reasonable life and amortization schedules and shall be determined by Landlord in accordance with generally accepted accounting principles. Operating Expenses shall expressly exclude:


        (a) any ground lease rental;

        (b) depreciation, amortization and interest payments, except as specifically provided herein, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard accounting practices;

        (c) interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Building or Building Complex;

        (d) costs of Landlord's general corporate overhead in lieu of management (such as salaries for executives of Landlord and any and all affiliated or related entities and contributions to employee pension plans);

        (e) that portion of any item and service for which Tenant reimburses Landlord directly as Additional Rent (other than through Operating Expense pass-through provisions);

        (f) electric power and other utility costs if Tenant directly contracts with the local public utility companies;

        (g) costs arising from Landlord's charitable or political contributions;

        (h) any depreciation on the Building, or the Building Complex;

        (i) any costs related to leasing or selling the Building or any portion thereof to any tenant or purchasers; provided that leasing and/or management office rental fees may be included in Operating Expenses so long as (i) such office is not over 500 square feet in area, and (ii) such fees are equitably prorated to the extent such office is used for leasing or sales at buildings other than the Building;

        (j) costs relating to the removal or other disposition of any hazardous materials from any soil or groundwater contamination at the Building Complex or any portion thereof or any amounts expended by Landlord or its affiliates to indemnify Tenant or third parties for any liability concerning the presence of hazardous materials in, on or about the Building Complex which relate to any soil or groundwater contamination, except to the extent caused or contributed to by Tenant, its agents, employees, contractors or invitees;

        (k) any payments for supplies, materials or services provided or rendered by any affiliates of Landlord to the extent that the costs of such supplies, materials and services exceed the costs that would have been paid had the supplies, materials and services been provided or rendered by parties unaffiliated with Landlord on a competitive basis;

        (l) advertising, art, sculpture, and promotional costs except holiday decorations;

        (m) all costs of repair or replacement of any item covered by a warranty to the extent recoverable on the warranty;

        (n) any fines, penalties or interest, or costs resulting from negligence or willful misconduct of Landlord or its agents, employees and/or independent contractors; and

        (o) capital improvement costs attributable to maintaining, replacing or maintaining the integrity of structural components of the Building and the costs of replacing the roof;

        (p) management fees in excess of two percent (2%) of annual gross revenues which Landlord collects from Tenant (specifically excluding those janitorial costs which are being paid directly by Tenant);

        (q) costs of construction to comply with applicable law to the extent that the Building was constructed in violation of then applicable laws including Building Code violations and then applicable standards of Title III of the Americans with Disabilities Act;

        (r) insurance deductibles in excess of $1,000.00; and

        (s) amounts in excess of insurance policy coverage.

Furthermore, commencing with the second full calendar year of the Term and thereafter, the controllable costs paid by Tenant as a part of Operating Expenses shall not increase by more than three percent (3%) per calendar year of the Term, cumulative. For purposes hereof, controllable costs are those service costs contracted for on an hourly basis by Landlord or its managing agent.

        4.2 Payments of Taxes and Operating Expenses. It is hereby agreed that
            ----------------------------------------
during each Lease Year of Term hereof, the Tenant shall pay to Landlord Tenant's Prorata Share of the amount of the Operating Expenses and Real Estate Taxes for Building Complex as set forth above. It is agreed that the Tenant shall, during each calendar year in which the term of this Lease commences pay to Landlord an estimate of the Tenant's Prorata Share of Real Estate Taxes and Operating Expenses, if any, as hereinafter set forth. Beginning with the first calendar year following the year in which this Lease commenced, the Tenant shall pay to Landlord each month on the first day of the month an amount equal to one-twelfth (1/12) of Tenant's Prorata Share of the Real Estate Taxes and Operating Expenses for the new calendar year as reasonably estimated by Landlord, with an adjustment to be made between the parties at a later date as hereinafter provided. Furthermore, Landlord may from time to time but no more than three (3) times during any Lease Year furnish Tenant with notice of a re-estimation of the Real Estate Taxes and Operating Expenses and Tenant shall commence paying its re-estimated prorata share on the first day of the month following receipt of said notice. As soon as practicable following the end of any calendar year, but in no event later than March 1 of the following calendar year, Landlord shall submit to the Tenant a statement setting forth the exact amount of the Tenant's Prorata Share of the Real Estate Taxes and Operating Expenses for the calendar year just completed and the difference, if any, between the Tenant's actual Prorata Share of the Real Estate Taxes and Operating Expenses for the calendar year just completed and the estimated amount of the Tenant's Prorata Share of the Real Estate Taxes and Operating Expenses (which were paid in accordance with this subparagraph) for such year. Such statement shall also set forth the amount of the estimated Real Estate Taxes and Operating Expenses reimbursement for the new calendar year computed in accordance with the foregoing provisions. To the extent that the Tenant's Prorata Share of the actual Real Estate Taxes and Operating Expenses for the period covered by such statement are higher than the estimated installments which the Tenant previously paid during the calendar year just completed, the Tenant shall pay to Landlord the difference within thirty
(30) days following receipt of said statement from Landlord. To the extent that the Tenant's Prorata Share of the actual Real Estate Taxes and Operating Expenses for the period covered by the Statements are less than the estimated installments which the Tenant previously paid during the calendar year just completed, Landlord may at its option either refund said amount to Tenant or credit the difference against the Tenant's estimated reimbursement for such Real Estate Taxes and Operating Expenses for the current year. In addition, with respect to the monthly reimbursement, until the Tenant receives such statement, the Tenant's monthly reimbursement for the new calendar year shall continue to be paid at the then current rate, but the Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement.

        The Tenant's obligation with respect to its Prorata Share of the Real Estate Taxes and Operating Expenses shall survive the expiration or early termination of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of the Tenant's Prorata Share of the actual Real Estate Taxes and Operating Expenses for the portion of the final calendar year of the Lease during which the Tenant was obligated to pay such expenses. If the Tenant occupies Premises for less than a full calendar year during the first or last calendar years of the term hereof, the Tenant's Prorata Share for such partial year shall be calculated by proportionately reducing the Real Estate Taxes and Operating Expenses to reflect the number of days in such year during which Tenant occupied Premises. The Tenant shall pay its Prorata Share of any such amounts within thirty (30) days following receipt of notice thereof.

        The Tenant shall have the right but not more than twice per annum, at any time within thirty-six (36) months after a statement of actual Real Estate Taxes and Operating Expenses for a particular calendar year has been rendered by Landlord as provided herein, at Tenant's sole cost and expense, to examine Landlord's books and records during normal business hours, at Landlord's office relating to the determination of such Real Estate Taxes and Operating Expenses. Unless Tenant objects to the statement provided by Landlord, within said forty-five (45) day period, such statement and adjustment shall be deemed conclusive. If the audit discloses that Landlord overstated the Real Estate Taxes and Operating Expenses by five percent (5%) or more then Landlord shall reimburse Tenant for the reasonable costs of the audit.

        4.3 Reimbursement Survives Termination. In the event of the termination
            ----------------------------------
of this Lease by expiration of the stated term or for any other cause or reason whatsoever prior to the determination of rental adjustment as hereinafter set forth, the Tenant's agreement to reimburse Landlord up to the time of termination shall survive termination of the Lease and the Tenant shall pay any amount due to Landlord within thirty (30) days after being billed therefor. In the event of the termination of this Lease by expiration of the stated term or for any other cause or reason whatsoever, except default by the Tenant of any of the terms or provisions of this Lease, prior to the determination of rental adjustments as hereinabove set forth, Landlord's agreement to refund any excess additional rental paid by the Tenant up to the time of termination shall survive termination of the Lease and Landlord shall pay the amount due to the Tenant within thirty (30) days of Landlord's determination of such amount, but in no event later than April 30 of the calendar year following the year of termination. This covenant shall survive the expiration or termination of this Lease.

        If the last year of the term of this Lease ends on any day other than the last day of December, any payment of Real Estate Taxes and Operating Costs due to Landlord shall be prorated on the basis by which the number of days in such partial year bears to 365.

        Any failure of Landlord to furnish Tenant with an estimate of its Prorata Share of Real Estate Taxes and Operating Expenses or any statements as set forth in this Section 4 shall not act to relieve Tenant of its liability therefor; and with respect to any deficiencies, Tenant agrees to pay same within thirty (30) days of written demand from Landlord.

        4.4 Direct Payment. Provided Tenant is not in default hereunder and
            --------------
further provided that Landlord under any mortgage or deed of trust has no escrow requirement for taxes and/or insurance, then Tenant may, upon written notice to Landlord given thirty (30) days prior to the expiration of any calendar year, elect to pay Real Estate Taxes and Landlord's insurance for the following calendar year directly when due (see example below). Evidence of such payments shall be delivered to Landlord within ten (10) business days of the earlier of the date payment was made or the date due. Failure to make such payments when due shall be deemed an event of default. Tenant shall be fully liable for all penalties, interest or other damages arising or related to such failure to pay. If Landlord is required to escrow funds for Real Estate Taxes and Landlord's insurance then the monthly installment of funds (allocable to Real Estate Taxes and Landlord's insurance) received by Landlord from Tenant will be put into an interest-bearing account, interest to accrue for Tenant, to be paid annually. For example, notice for payment of Real Estate Taxes for calendar year 1997, due and payable in 1998, Tenant would give notice of its election to pay taxes directly on or before December 1, 1997. In such event Landlord would not collect for Real Estate Taxes during calendar year 1998.

                                   ARTICLE V

                               BUILDING SERVICES
                               -----------------

        5.1  Standard Services.  [INTENTIONALLY DELETED.]
             -----------------

        5.2 Interruption of Services. Tenant agrees that Landlord shall not be
            ------------------------
liable for failure to supply any heating, air conditioning ("HVAC") during any period when Landlord uses reasonable diligence to restore or to supply such services, it being further agreed that Landlord reserves the right to temporarily discontinue such service or any electric current at such times as may be necessary by reason of accident, repairs, alterations, or improvements, or whenever by reason of strikes, lockouts, riots, acts of God or any other happening or occurrence beyond the reasonable control of Landlord. If Landlord is unable to furnish such service, Landlord shall not be liable for damages to persons or property for any such discontinuance, nor shall such discontinuance in any way be construed as a constructive or actual eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations hereunder. Landlord's obligation to furnish HVAC service shall be conditioned upon the availability of adequate energy sources from the public utility companies presently serving Building Complex. Tenant shall comply with any laws or governmental regulations to reduce heating, cooling or lighting required by mandatory energy-saving program. Furthermore, due to energy code design requirements as promulgated from time to time, Tenant hereby acknowledges that it may on certain days experience discomfort with the heating and air conditioning cycle due to abnormal weather conditions, and Landlord shall have no responsibility or liability therefor.

        5.3 Services Paid by Tenant. Tenant shall separately arrange with the
            -----------------------
applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all utilities including telephone services as may be required by Tenant in the use of Premises. Tenant shall directly pay for such utilities, including the establishment and connection of all telephone services, at the rates charged for such services by said authority or utility, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

        5.4 HVAC Requirements. If heat-generating machines or equipment,
            -----------------
including telephone equipment, cause the temperature in Premises, or any part thereof, to exceed the temperatures Building's air conditioning system were designed to meet pursuant to the specifications Tenant gave to Landlord prior to construction, then to the extent that Tenant has changed the use or demands for which the system was designed, Tenant may either, at Tenant's expense, subject to the provisions of Article XV, install additional HVAC or Tenant shall reduce its demands to the level for which the HVAC system was designed.

        Tenant shall not, without the written consent of Landlord which shall not be unreasonably withheld provided Tenant complies with the provisions of
Article XV, connect with electric current (except through existing electrical outlets in Building) or water pipes any apparatus or device for the purposes of using electric current, other energy or water.

        5.5 Cleaning. Subject to the prior written approval of the Landlord,
            --------
Tenant shall provide at its own expense janitorial or cleaning services for the Building. Landlord's written consent shall not be unreasonably withheld or delayed.

        5.6  Re-Lamping.  [INTENTIONALLY DELETED.]
             ----------

        5.7 Maintenance by Landlord. Subject to casualty, Landlord agrees to
            -----------------------
keep and maintain in good condition and repair that portion of the Building Complex shown on Exhibit A which is not designated as the Tenant's Usable Premises (as defined in Article XV), the roof and structural portions of the Building Complex. All such costs may be included as "Operating Expenses" to the extent provided in Article IV hereof. Furthermore, Landlord agrees at its own cost and expense (without reimbursement by Tenant) to maintain the integrity of the structural components of the Building and to replace the roof, if and when such replacement is necessary.

                                  ARTICLE VI
                                 TENANT REPAIR
                                 -------------

        6.1 Damage by Tenant. Subject to section 10.3 hereof, if Building
            ----------------
Complex or any portion thereof including but not limited to the elevators, boilers, engines, pipes and other apparatus, or members of elements of Building (or any of them) used for the purpose of climate control of Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of Building or the roof or outside walls of Building or parking facilities and also the Tenant Finish including but not limited to the carpet, wall covering, doors and woodwork, become damaged or are destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees or anyone permitted by Tenant to be in Building, or through it or them, then the cost of the necessary repairs, replacements or alterations shall be borne by the Tenant as an Operating Expense. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

        6.2 Maintenance. Tenant shall keep the Usable Premises in as good order,
            -----------
condition and repair as when they were entered upon, reasonable wear and tear for normal office use excepted and loss by casualty pursuant to Article XXI excepted. If Tenant fails to keep the Usable Premises in such good order, condition and repair as required hereunder to the satisfaction of Landlord, Landlord may restore the Usable Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Usable Premises to such good order and condition and of the making of the repairs.

        6.3  Good Condition.  [INTENTIONALLY DELETED.]
             --------------

        6.4 Surrender. Except as set forth in Article XXI, Tenant shall deliver,
            ---------
at the expiration of the Term hereof or upon sooner termination of the Term, Premises in good repair as aforesaid reasonable wear and tear excepted and in a clean and orderly condition including all waste removed and floors vacuumed.

        6.5 Broken Glass. Tenant shall pay on demand the cost of replacement
            ------------
with identical quality, size and characteristics of glass broken on Premises, including outside windows and doors of the perimeter of Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass shall be broken by Landlord, its servants, employees or agents acting on its behalf.

                                  ARTICLE VII

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

        7.1 Limitations. Tenant shall not assign or in any manner transfer this
            -----------
Lease or any estate or interest therein or sublet Premises or any part thereof, or grant any license, concession or other right to occupy any portion of Premises without the prior written consent of Landlord as set forth herein. Landlord shall not unreasonably withhold consent to any subletting or assignment provided Tenant requests such consent in writing at least fifteen (15) days prior to the proposed assignment or subletting and (i) Tenant is not in default of this Lease as "default" is set forth in Section 24.1 hereof, unless Tenant fully cures the default prior to such assignment or subletting and Landlord has not terminated the Lease or commenced any legal proceeding arising from the default (ii) the use of the Premises to be made by the assignee or subtenant is within the uses permitted by this lease, (iii) the proposed sublessee or assignee has a good business reputation, (iv) Tenant submits audited current financials (or such other financial information as is available) for such sublessee or assignee, and (v) Tenant submits the form of assignment or sublease for Landlord's prior reasonable review and approval. In no event shall Tenant have any right to sublet or assign if there exists any default under this Lease as "default" is set forth in Article XXV hereof. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of Premises shall not operate as a waiver of Landlord's rights under this section. Any such assignment or subletting without Landlord's consent shall be deemed void and confer no rights upon a third party. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rental herein specified and for compliance with all other terms and conditions of this Lease.

        Notwithstanding the above provisions, Tenant may sublet or assign this Lease in accordance with the provisions of this Article VII even if Tenant is in default hereunder if (i) the default is nonmonetary and it is impossible to cure the default, and Landlord has not elected to terminate the Lease by reason of such default or otherwise exercise its legal remedies arising from such default or (ii) Tenant prior to Landlord terminating this Lease submits to Landlord a subtenant or assignee willing to sublet or take an assignment of the balance of the lease term of the Premises on the same terms as the Lease, and such subtenant or assignee is otherwise acceptable pursuant to the terms hereof. Nothing herein shall (adversely to Tenant's interest) affect Landlord's obligation to mitigate damages as set forth in subsection 24.2 hereof.

        Tenant may, without Landlord's prior written consent and without any participation by Landlord in assignment and subletting proceeds, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; (iii) a purchaser of substantially all of Tenant's assets located in the Premises (collectively, Permitted Assignees"). Tenant acknowledges warrants and agrees that the Permitted Assignee shall assume all liabilities and obligations of Tenant under the Lease. Tenant shall notify Landlord of all Permitted Assignee(s) within thirty (30) days of such assignment or subletting. For the purpose of this Lease, sale or transfer of Tenant's capital stock, including without limitation, a transfer in reorganization of Tenant and any sale through any public exchange, shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises, provided that the surviving entity in such transfer assumes the Lease by operation of law.

        7.2 Acceptance of Performance. If this Lease be assigned or if Premises
            -------------------------
or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect the rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved retaining the remainder, if any, for the account of Landlord, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as the Tenant hereof, or constitute a release of Tenant from further performance by Tenant of the covenants on the part of Tenant herein contained.

        7.3 Document Review. All documents utilized by Tenant to evidence any
            ---------------
subletting or assignment for which Landlord's consent has been requested, shall be subject to prior approval by Landlord, which approval shall not be unreasonably withheld or delayed.

                                 ARTICLE VIII

                  TRANSFER BY LANDLORD AND LIMITED LIABILITY
                  ------------------------------------------

        8.1 Transfer of Landlord's Interest. In the event of a sale, conveyance,
            -------------------------------
or assignment by Landlord of Landlord's interest in Building Complex (other than a transfer for security purposes only), Landlord shall be relieved from all of Landlord's obligations and liabilities accruing on the part of Landlord after the date specified in any such notice of transfer or assignment, and Tenant agrees to look only toward such assignee or transferee of Landlord's interest. If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall not be relieved of its obligation under this Lease until it has transferred or credited any prepaid rent of Tenant to Landlord's successor and its successor assumes in writing the obligations to be performed by Landlord in and after the effective date of transfer.

        8.2 Limited Liability of Landlord. Anything contained in this Lease to
            -----------------------------
the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate of Landlord in Building Complex and any insurance proceeds collected by Landlord in conjunction with such claim of Tenant, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed or performed by Landlord, subject, however, to the prior rights of the holder of any mortgage covering Building Complex, and no other assets of Landlord, its agents, employees or officers, shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim and Landlord shall not be liable for any such default or breach except to the extent of Landlord's estate in Building Complex.

        8.3 Pre-Construction Date Liability. Notwithstanding the above, prior to
            -------------------------------
the Commencement Date, in the event of any default or breach of Landlord not cured within any applicable cure period, if the estate of Landlord in Building Complex and insurance proceeds (to the extent applicable) are less than Tenant's damages sustained by such breach or default of Landlord, then Tenant may look to Landlord for recovery of damages against the amount of development fees received to date by Landlord under the Construction Loan. As of the Commencement Date this Section 8.3 shall terminate and be of no further force and effect.

                                  ARTICLE IX

                                USE OF PREMISES
                                ---------------
        9.1 Use. Except as expressly permitted by prior written consent of the
            ---
Landlord, Premises shall not be used other than for general office purposes or such other purposes permitted by zoning and permitted by any restrictive covenants. Such uses must be consistent with the design specifications for the Building and shall not use, dispose of, create emissions, store or generate any hazardous, toxic, infectious or other substance(s) or emission regulated by any law or in violation of law, ordinance, rule or regulation including all laws pertaining to the environment (the "Law") except for de minimis amounts which are not in violation of the Law and consistent with general office use. All use of Premises shall comply with the terms of this Lease and all applicable laws, ordinances, regulations or other governmental ordinances from time to time in existence.

        9.2 Compliance with Rules and Regulations. Tenant and employees and all
            -------------------------------------
persons visiting or doing business with the Tenant in Premises shall be bound by and shall observe the reasonable Rules and Regulations as set forth in Exhibit F, attached hereto and made a part hereof, which may, at Landlord's reasonable discretion, be promulgated, amended, or expanded from time to time during Term by the Landlord relating to Building, Building Complex and/or Premises of which notice in writing shall be given to the Tenant within thirty (30) days of such clause at which time they will become effective and all such rules and regulations as changed from time to time shall be deemed to be incorporated into and form a part of this Lease. Any default in the performance or observance of such rules and regulations shall be a default hereunder and Landlord shall have all remedies provided for in this Lease in the event of default by Tenant. Landlord shall not be responsible to Tenant for nonobservance by any other tenant or person of any tenant or person of any such rules and regulations.

                                 ARTICLE X

                                 INSURANCE
                                 ---------

        10.1 Tenant's Insurance. Tenant shall, during the entire term hereof, at
             ------------------
its sole cost and expense, obtain, maintain and keep in full force and effect, and with the Tenant, the Landlord and its mortgagees of the Landlord named as beneficiaries additional insured therein as their respective interests may appear, the following types and kinds of insurance:

        (a) Upon property of every description and kind owned by the Tenant and located in Building Complex or for which the Tenant is legally liable or installed by or on behalf of the Tenant, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement in an amount not less than the full replacement cost thereof, with a minimum coverage including sprinkler leakage (where applicable).

        (b) Commercial general liability including bodily liability, property damage and public liability insurance including personal liability, contractual liability, non-owned automobile liability, tenants' legal liability for the full replacement costs of Premises, and owners' and contractors' protective insurance coverage and a cross-liability clause with respect to the Tenant's use of any part of the Premises and which coverage shall include the business operations conducted by the Tenant and any other persons on Premises. Such policies shall be written on a comprehensive basis with limits of not less than $3,000,000.00 with respect to injuries or death of one or more persons, and not less than $1,000,000.00 with respect to property damage and not less than $2,000,000.00 for any one occurrence and such higher limits as the Landlord or the mortgagees of the Landlord may reasonably require from time to time. Deductibles are not to exceed $5,000.00.

        (c) Any other form or forms of insurance as the Landlord or the mortgagees of the Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself, which are commonly carried by landlords of similar properties.

        (d) If Tenant performs any work on Premises, prior to the commencement of any such work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen's compensation and public liability insurance and property damage insurance, all in amounts reasonably satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.

        All policies shall be primary and non-contributory and taken out with insurers reasonably acceptable to the Landlord and in form reasonably satisfactory from time to time to the Landlord. All policies shall be with insurers that have a Best Rating of "A" or better. The Tenant agrees that certificates of insurance, or, if required by the Landlord or the mortgagees of the Landlord, certified copies of each such insurance policies will be delivered to the Landlord, if policies are required by Landlord's mortgagee or if not so required then Tenant will deliver certificates of insurance, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after Tenant takes possession of all or any part of Premises. To the extent copies of policies are required, then if such policies are blanket policies then a binder together with a certified copy of the form of the policy shall be delivered to Landlord. All policies shall contain an undertaking by the insurers to notify the Landlord and the mortgagees of the Landlord in writing not less than thirty (30) days prior to any material change, cancellation or sooner termination thereof.

        The Tenant covenants and agrees that in the event of damage or destruction to the leasehold improvements in Premises covered by insurance as required to be taken out by the Tenant herein, and if the Landlord or Tenant do not terminate this Lease pursuant to Section 21.1 herein, the Tenant may use the proceeds of such insurance for the purpose of repairing or restoring such leasehold improvements which were paid by the Tenant. If Tenant elects not to repair or restore, Landlord shall have no responsibility or liability therefor.

        10.2 Landlord's Insurance. Landlord agrees to carry or cause to be
             --------------------
carried during the term hereof public liability insurance on Building Complex providing coverage of not less than Three Million and No/100 Dollars ($3,000,000.00) for personal injury or death arising out of any one occurrence. Landlord also agrees to carry during the term hereof insurance for fire, extended coverage, vandalism and malicious mischief, insuring Building Complex (excluding land, foundations, excavations and other non-insurable items) for the full insurable value thereof. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine to be advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided in Article IV, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against. Deductibles are not to exceed $1,000.00, unless requested or approved by Tenant in which event such additional amount of deductible shall be included as an Operating Expense. If Tenant requests a higher deductible materially in excess of deductibles carried by other landlords of similar office buildings in the County of Boulder, or in excess of the deductible permitted by Landlord's lender for the Premises, then Landlord shall not be required to obtain such higher deductible.

        10.3 Subrogation. The parties hereto agree that any and all fire,
             -----------
extended coverage and/or property damage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party including other parties to the Lease and persons under the insured's control, its invitees or licensees for loss occurring to the property described therein"; and each party hereto waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party), and notwithstanding any provisions contained in this Lease to the contrary to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance.

                                  ARTICLE XI

                               OBSERVANCE OF LAW
                               -----------------

        11.1 Law. Tenant shall comply with all provisions of law, including
             ---
without limitation, federal, state, county and city laws, ordinances and regulations and any other governmental, quasi-governmental or municipal regulations, which shall impose any duty upon Landlord or Tenant, and which relate to the partitioning, equipment operation, alteration, occupancy and use of Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to Premises. Moreover, Tenant shall comply with all police, fire and sanitary regulations imposed by any federal, state, county or municipal authorities, or made by insurance underwriters, and to observe and obey all governmental and municipal regulations and other requirements governing the conduct of any business conducted in Premises. Notwithstanding the above, Tenant shall have no responsibility for the costs of remedying violations of laws pertaining to (i) the construction of the

Building Complex which violations were in existence as of the Commencement Date of this Lease and (ii) any costs for remediation of hazardous substances in the soil or groundwater except to the extent caused or contributed to by Tenant, its agents, employees, invitees or contractors. Any costs incurred for such compliance shall be borne by Landlord and shall not be included as Operating Expenses.

        11.2 Taxes. Tenant shall fully and timely pay all business and other
             -----
taxes, charges, rates, duties, assessments and license fees levied, rates imposed, charged or assessed against or in respect of the Tenant's occupancy of Premises or in respect of the personal property, trade fixtures, furniture and facilities of the Tenant or the business or income of the Tenant on and from Premises, if any, as and when the same shall become due, and to indemnify and hold Landlord harmless from and against all payment of such taxes, charges, rates, duties, assessments and license fees and against all loss, costs, charges and expenses occasioned by or arising from any and all such taxes, rates, duties, assessments and license fees, and to promptly deliver to Landlord for inspection, upon written request of the Landlord, evidence satisfactory to Landlord of any such payments.

                                  ARTICLE XII

                              WASTE AND NUISANCE
                              ------------------

        12.1 Tenant shall not commit, suffer or permit any waste or damage or disfiguration or injury to Premises or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors thereof and shall not place therein any safe, heavy business machinery, computers, data processing machines, or other heavy things without first obtaining the consent in writing of the Landlord and, if requested, by Landlord's superintending architect and Landlord's structural engineer, and not use or permit to be used any part of Premises for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise or action in, at or on Premises. Tenant shall not store, produce, maintain or dispose of any materials or substances in or about Building Complex which are regulated, toxic, hazardous or infectious material or substance under any environmental statute, rule, regulation, or ordinance of any governmental authority, except for de minimis amounts consistent with general office use, including janitorial which are at all times in compliance with applicable law.

                                 ARTICLE XIII

                               ENTRY BY LANDLORD
                               -----------------

        13.1 Upon twenty-four (24) hour prior verbal notice to Tenant, Landlord and its agents shall have the right to enter Premises at all reasonable times for the purpose of examining or inspecting the same, and any other services to be provided by Landlord to Tenant hereunder and to make such alterations, repairs, improvements or additions, whether structural or otherwise, to Premises as Landlord may deem necessary or desirable. In no event shall prior notice be required if Landlord reasonably believes that there is an emergency. Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant's property and without affecting this Lease. Landlord may show the Premises to prospective purchasers, investors or lenders upon twenty-four (24) hour prior verbal notice to Tenant. Tenant may provide Landlord with an escort for any inspection.

                                  ARTICLE XIV

                                INDEMNIFICATION
                                ---------------

        14.1 Tenant's Indemnity. Subject to the provisions of Section 10.3 of
             ------------------
this Lease and Section 14.3 below, Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of rentals payable by the Tenant or other tenants in the event of loss either directly or indirectly caused by any act or omission or Tenant), claims, actions, damages, liability and expenses in connection with loss of life and personal injury arising from any occurrence in, upon or at Premises during the term of this Lease or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or invitees or by anyone permitted to be on Premises by the Tenant; however in no event shall Tenant indemnify Landlord or hold it harmless from any negligence or misconduct of Landlord, its agents, employees or contractors or Landlord's invitees. In case the Landlord shall be made a party to any litigation commenced by or against the Tenant (except litigation where the Tenant is seeking relief from or a remedy against Landlord, its agents, employees, or contractors), then the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by the Landlord in connection with such litigation whether or not such action is contested or prosecuted to judgement. All personal property on Premises shall be at the Tenant's sole risk, and Landlord shall not be liable for any damage done to or loss of such personal property or for damage or loss suffered by Tenant.

        14.2 Landlord's Indemnity. Subject to the provisions of Section 10.3 and
             --------------------
Section 14.3 below, Landlord shall indemnify and hold Tenant harmless from and against any and all loss, claims, actions or damages, liability and expenses in connection with loss of life and personal injury arising from any occurrence occasioned wholly or in part by any act or omission of the Landlord, its agent, employees or contractors, except as set forth herein, however in no event shall Landlord indemnify Tenant or hold it harmless from any negligence of Tenant, its agents, employees or contractors. If Landlord has any liability pursuant to
Article 23, then this indemnity shall apply to any claims or expenses of Tenant arising in conjunction with such liability, however this indemnity shall not change or increase Landlord's liability under Article 23.

        14.3 Comparative Negligence. Subject to the provisions of Section 10.3
             ----------------------
but notwithstanding any indemnity provision or other provisions contained in this Lease to the contrary, if both the Landlord's and the Tenant's negligence (which shall include the agents, contractors, invitees and employees of either, as applicable) caused or contributed to any claim for damages for injury to person or property then neither party shall indemnify the other for such negligence and each party shall be responsible for such claims pursuant to the provisions of C.R.S. (S) 13-21-111 pertaining to comparative negligence, as amended from time to time.

                                  ARTICLE XV

                                  ALTERATIONS
                                  -----------

        15.1 Alterations by Tenant. Tenant may not make any alterations,
             ---------------------
additions or changes to the structural portions of the Premises, the exterior of the Building or the exterior portion of the Building Complex, the roof, the mechanical systems, HVAC, elevator or plumbing systems, without consent of Landlord, which consent shall not be unreasonably withheld or delayed. The balance of the Premises for which Landlord's consent is not required prior to making such alterations is hereafter called the "Usable Premises". In no event shall Landlord be deemed to be unreasonable in withholding consent if the changes, additions, or alterations would directly, indirectly or potentially cause Landlord to incur expenses or costs now or in the future which expenses or costs would be borne by Landlord, unless Tenant agrees to bear such expenses.

Tenant shall not make, install or erect in or to the any other portion of the Premises any installations, alterations, additions or partitions without submitting the drawings and specifications to the Landlord and to the extent such alteration which constitutes a single integrated work of improvement equals or exceeds $25,000.00 in cost, Tenant shall first obtain the Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Furthermore, the Tenant shall obtain the Landlord's prior written consent to any change or changes in such drawings or specifications submitted as aforesaid, subject to the payment of the cost to the Landlord of having its architects and appropriate consulting engineers review such plans and changes thereto prior to proceeding with any work based on such drawings or specifications. All such work shall be performed free and clear of all mechanic's liens and Landlord shall have no liability for the performance of such work, notwithstanding its consent to any plans and specifications. All such work shall be performed free and clear of all mechanic's liens and Landlord shall have no liability for the performance of such work, notwithstanding its consent to any plans and specifications. Any work performed by or for the Tenant shall be performed by competent workmen whose labor union affiliations are not incompatible with those of any workmen who may be employed in Building Complex by the Landlord, its contractors or subcontractors. The Tenant covenants that the Tenant will not suffer or permit during the Term hereof any mechanics' or other liens for work, labor, services or materials ordered by the Tenant or for the cost of which the Tenant may be in any obligated, to attach to Premises and that whenever and so often as any such liens shall attach or claims therefor shall be filed, the Tenant shall, within thirty (30) days after the Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. The Tenant shall, at its own cost and expense, take out or cause to be taken out any additional insurance or bonds reasonably required by the Landlord to protect the Landlord's and the Tenant's interest during the period of alteration. Tenant, at least twenty (20) days prior to installation of any alteration and subsequent to review and approval of any plans and specifications by Landlord, may request Landlord to advise Tenant in writing whether Landlord reserves the right to require Tenant to remove any Alterations from the Premises upon termination or expiration of the Lease which notice shall be delivered to Tenant within fifteen (15) days of receipt of such request from Tenant.

        At least five (5) days prior to the commencement of any work permitted to be done by persons requested by the Tenant on the Usable Premises, the Tenant shall notify the Landlord of the proposed work and the names, addresses, phone numbers, fax numbers and tax I.D. numbers of the persons supplying labor and materials for the proposed work so that the Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2) of the Colorado Revised Statutes (1982). During any such work on Premises, the Landlord, or its representatives, shall have the right to go upon and inspect Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) C.R.S. (1982) or to take any further action which the Landlord may deem to be proper for the protection of the Landlord's interest in Premises.

        15.2 Alterations by Landlord. Landlord hereby reserves the right at any
             -----------------------
time and from time to time to make changes in, additions to, subtractions from or rearrangements of the Building Complex (excluding the Building), at any time thereof, all entrances and exits thereto, and to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Building Complex (excluding the Building), provided that Landlord may not make any such alterations of the Building Complex or grant to third parties any parking rights or exclusive rights to use the exterior portions of the Building Complex or nonexclusive rights which impair Tenant's use of the Premises in any material way.

                                  ARTICLE XVI

                             SIGNS AND ADVERTISING
                             ---------------------

        16.1 Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisements, notice, lettering or direction on any part of Building Complex or in the interior of Building which is visible from the exterior without Landlord's prior written consent. All signage must be in compliance with zoning and applicable covenants and restrictions for the Building Complex.

                                 ARTICLE XVII

                 SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST
                 ---------------------------------------------

        17.1 This Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the lien of any mortgages or deeds of trust now or hereafter existing against Building Complex and to all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made, or hereafter to be made, upon the security thereof, and Tenant hereby attorns to the mortgagee , provided, however, (i) that Tenant's rights under this Lease shall not be disturbed so long as there is no default by Tenant and (ii) that the mortgagee perform and fulfill all of the obligations of Landlord under this Lease arising after the date that such mortgagee succeeds to Landlord's interest. Although such subordination, attornment and nondisturbance shall be self-operating, Tenant, or its successors in interest, shall upon Landlord's request, execute and deliver upon the demand of Landlord any and all reasonable subordination, attornment and nondisturbance instruments desired by Landlord, in the manner reasonably requested by Landlord, subordinating this Lease to any such mortgage or deed of trust and to which Tenant shall not unreasonably withhold or delay its consent and execution thereof.

        Should any mortgage or deed of trust affecting Building Complex be foreclosed, then:

        (a) the liability of the mortgagee, at such foreclosure sale shall exist only so long as such mortgagee, is the owner of Building Complex and such liability shall not continue or survive after further transfer of ownership; and

        (b) this Lease shall continue in full force and effect as a direct lease between and binding upon both the Tenant and mortgagee.

        As used in this Article XVII, the terms "mortgagee" and "beneficiary" shall include successors and assigns of any such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries of such purchaser, whether immediate or remote.

        In the event the parties are unable to agree upon the form of any subordination, attornment and nondisturbance agreement or proposed language to such form, then Landlord may elect to retain an independent third party Colorado licensed attorney with at least ten (10) years prior institutional real estate lending experience and experience representing both landlords and tenants in Colorado and Tenant agrees that such attorney's opinion as to whether the form and/or the proposed language is commercially reasonable shall be binding on Tenant and Landlord cannot declare Tenant in default so long as Tenant complies with the decision of such third party.

                                 ARTICLE XVIII

                  ESTOPPEL CERTIFICATE/FINANCIAL INFORMATION
                  ------------------------------------------

        18.1 Initial Estoppel Certificate. Tenant agrees within five (5)
             ----------------------------
business days of receipt of written request to execute and deliver to Landlord to and for the benefit of Landlord, any purchaser or lender the Initial Estoppel Certificate attached hereto as Exhibit E. To the extent that any matter set forth thereon is incorrect then Tenant shall specify in detail any such inaccuracy.

        18.2 Additional Estoppel Certificates. Tenant agrees that it will from
             --------------------------------
time to time, upon request by Landlord, execute and deliver to Landlord within five (5) business days after demand therefor an estoppel certificate in Landlord's form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified).

        18.3 Financial Information. Tenant shall, from time to time at
             ---------------------
reasonable intervals upon Landlord's request, deliver to Landlord a copy of Tenant's most recent audited Financial Statements, which statements shall be requested by Landlord for the purposes of meeting any investor's, lender's or prospective purchaser's request.

                                  ARTICLE XIX

                                QUIET ENJOYMENT
                                ---------------
        19.1 Subject to the terms and provisions of this Lease, Landlord covenants and agrees that Tenant shall peaceably and quietly enjoy Premises and Tenant's rights hereunder during the term hereof, without hindrance by Landlord, its agents and employees.

                                  ARTICLE XX

                                   FIXTURES
                                   --------

        20.1 Any or all installations, alterations, additions, partitions and fixtures which are affixed to or upon Premises, if placed there by the Landlord or as an alteration made by the Tenant, shall, immediately upon such placement, become the property of the Landlord without compensation therefor to the Tenant to the extent that it is not personalty or trade fixtures owned by Tenant and is characterized under applicable law as real property, including without limitation carpets, walls, electrical and plumbing. Notwithstanding anything herein contained, the Landlord shall be under no obligation to repair, maintain or insure any installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by the Tenant. Subject to the provisions of Section 15.1, the Landlord may elect that any or all installations made or installed by or on behalf of the Tenant be removed at the end of Term (exclusive of the initial tenant improvements installed prior to the Commencement Date) and, if the Landlord so elects, it shall be the Tenant's obligation to restore Premises to the condition it was in previous to such alterations, installations, partitions and fixtures on or before the termination of this Lease. Such removal and restoration shall be at the sole expense of the Tenant. Furthermore, all personal property, alterations and trade fixtures installed and paid for by Tenant (Tenant's Property) shall at all times remain Tenant's property, shall be insured by Tenant, and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Tenant may from time to time remove any personal property or trade fixtures which were installed and/or paid for by Tenant provided Tenant repairs all damage to the Building Complex caused by such removal. Provided Tenant is not in default hereunder, Landlord agrees to execute within fifteen
(15) business days of receipt a landlord lien waiver, in form satisfactory to Landlord, waiving any lien of Landlord in Tenant's personal property., trade fixtures and other alterations installed and paid for by Tenant which do not become Landlord's property upon expiration or termination of the Lease.

                                  ARTICLE XXI

                             DAMAGE OR DESTRUCTION
                             ---------------------

        21.1 Casualty. In the event that Building should be totally destroyed by
             --------
fire, tornado or other casualty, or should be so damaged that rebuilding or repairs cannot be completed within nine months from issuance of building permit(s) after the date of such damage, Landlord or Tenant may, at its option, terminate this Lease in which event the rent shall be abated during the unexpired portion of this Lease effective with the date of such damage, or Landlord may proceed to rebuild Building and Premises. In the event Building should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs in Landlord's reasonable estimation can be completed within nine months of issuance of building permit(s) after the date of such damage, or if the damage cannot be repaired within such time frame but neither Tenant nor Landlord elect to terminate this Lease, in either such event, Landlord shall, within ninety (90) days after the date of such damage commence to rebuild or repair Building and shall proceed with reasonable diligence to restore Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that the Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed by the Tenant within Building. In the event any mortgagee under a deed of trust, security agreement or mortgage on Building should require that the insurance proceeds be used to retire the mortgage debt (notwithstanding Landlord's reasonable efforts to obtain the right to use proceeds to rebuild) then Landlord shall have no obligation to rebuild and if Landlord so elects, this Lease shall terminate upon notice to Tenant. Unless otherwise provided in this Lease, any insurance which may be carried by the Landlord or the Tenant against loss or damage to the Building Complex shall be for the sole benefit of the party carrying such insurance and under its sole control. Furthermore, if the casualty occurs during the last twenty-four (24) months of the Lease Term and any damage cannot be repaired within 180 days or alternatively if upon completion of the repair there would be less one hundred and eighty (180) days remaining in the Lease Term then, Tenant may within ten
(10) days of receipt of written notice from Landlord of Landlord's election to repair, terminate this Lease by written notice to Landlord.

        21.2 Casualty Caused by Tenant.  [INTENTIONALLY DELETED.]
             -------------------------

                                 ARTICLE XXII

                                 CONDEMNATION
                                 ------------

        22.1 Eminent Domain. If all or any part of the Building is taken by
             --------------
eminent domain, or by conveyance in lieu thereof or if a portion of the total parking is taken by eminent domain resulting in a zoning violation and no reasonable alternative parking is made available, then this Lease, at the option of either party evidenced by notice to the other given within thirty (30) days from such taking or conveyance, shall forthwith cease and terminate entirely. In the event of such termination of this Lease, then rental shall be due and payable to the actual date of such termination. If this Lease does not otherwise terminate, this Lease shall cease and terminate as to that portion of Premises so taken as of the date of such taking, and the rental thereafter payable under this Lease shall be abated pro rata from the date of such taking in an amount by which that portion of Gross Area of Premises so taken shall bear to Gross Area of Premises prior to such taking. If any part of Building Complex shall be taken by eminent domain, or by conveyance in lieu thereof, and if such taking substantially interferes with the Landlord's ownership or use of Building Complex, the Landlord, at its option, may upon thirty (30) days' notice to the Tenant, terminate this Lease as of the date of such taking.

        22.2 Damages. All compensation awarded for any taking (or the proceeds
             -------
of private sale in lieu thereof) of Premises shall be the property of Landlord and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for the taking of Tenant's fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant.

        22.3 Restoration. If both Landlord and Tenant elect not to terminate
             -----------
this Lease, Tenant shall remain in that portion of Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord's sole cost and expense, to, as soon as reasonably possible, restore the remaining portion of Premises to a complete unit of like quality and character as existed prior to such appropriation or taking.

                                 ARTICLE XXIII

                           LOSS AND DAMAGE AND DELAY
                           -------------------------

        23.1 Loss and Damage. The Landlord shall not be liable or responsible in
             ---------------
any way for:

        (a) any death or injury arising from or out of any occurrence in, upon or at Building Complex or for damage to property of the Tenant or others located on Premises, nor shall it be responsible in any event for damage to any property of the Tenant or others from any cause whatsoever, except to the extent such damage, loss, injury or death results from the intentional misconduct or negligence of the Landlord, its agents, servants or employees. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of Premises or from the pipes, appliances, plumbing works, roof, street, or subsurface of any floor or ceiling or from any other place or because of dampness or climatic conditions from any other cause of whatsoever kind. The Landlord shall not be liable for any damage whatsoever caused by any other persons in or about Building Complex, or by an occupant of adjacent property thereto, or the public, or construction of any private, public or quasi-public work. All property of the Tenant kept or stored on Premises shall be kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord in the event of any claims arising out of damages to the same, including any subrogation claim by the Tenant's insurers;

        (b) loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant.

        23.2 Delays. Whenever and to the extent that the Landlord or Tenant
             ------
(except for nonpayment of any sums due Landlord from Tenant) shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of, any obligation hereunder in respect to the supply of or provision for, any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control (other than financial inability), whether of the foregoing character or not, the Landlord or Tenant, as applicable, shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

                                 ARTICLE XXIV

                             DEFAULT AND REMEDIES
                             --------------------

        24.1 Default by Tenant. The following events shall be deemed to be
             -----------------
events of default by Tenant under this Lease:

        (a) Tenant shall fail to pay any installment of rent or any other sum due to Landlord as herein provided and such failure shall continue for a period of five (5) days after receipt of written notice thereof to Tenant.

        (b) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than payment of rent or other sums due to Landlord, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant. However to the extent that such covenants cannot reasonably be cured within thirty (30) days then Tenant shall not be deemed in default if it has commenced to cure such default within thirty (30) days and is diligently prosecuting same to completion.

        (c) Tenant or any guarantor of Tenant's obligations under this Lease shall die, cease to exist as a corporation or partnership (except as expressly permitted pursuant to Article VII), or be otherwise dissolved or liquidated, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

        (d) Unless discharged within sixty (60) days, Tenant or any guarantor of Tenant's obligations under this Lease shall file a petition under any section or chapter of the national bankruptcy act as amended or under any similar law or statute of the United States or any state thereof; or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease.

        (e) Unless removed within sixty (60) days, a receiver or trustee shall be appointed for all of Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this Lease.

        (f) Tenant shall abandon or vacate any portion of Premises, in whole or in part in violation of Section 33.3 hereof.

        24.2 Remedies of Landlord. Upon the occurrence of any such events of
             --------------------
default as set forth in Section 24.1, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

        (a) Terminate this Lease, in which event Tenant shall immediately surrender Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution of any claim of damages therefor.

        (b) Enter upon and take possession of Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet Premises and receive the rent therefor.

        (c) Enter upon Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

        (d) Alter all locks and other security devices at Premises without terminating this Lease.

        Exercise by Landlord of any one or more of the remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process, to the extent permitted by law. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

        In the event Landlord elects to terminate the Lease by reason of an event of default then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of (i) all rental and other indebtedness accrued to date of such termination, plus, as damages, (ii) an amount equal to the total rental hereunder for the remaining portion of Term (had such term not been terminated by Landlord prior to the date of expiration as stated herein) less reasonable rental value, reduced to then present value based upon the discount rate of the Federal Reserve Bank of San Francisco, California, plus one percent. Such sum shall accrue interest at the rate for late payments, until paid.

        In the event that Landlord elects to repossess Premises without terminating the Lease, then Tenant shall be liable for and shall pay to Landlord at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rent required to paid by Tenant to Landlord during the remainder of Term until the date of expiration of the term as stated herein diminished by any net sums thereafter received by Landlord through reletting Premises during such period (after deducting expenses incurred by Landlord as provided below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of Term. In the event that Landlord relets the Premises without terminating the Lease Tenant's liability for Base Rent and Additional Rent hereunder shall not include any liability for the wrongful acts, breaches or indemnity of such subsequent tenant other than nonpayment of Base Rent and Additional Rent attributable to Operating Expenses and Real Estate Taxes.

        In the event of any default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, broker's fees incurred by Landlord in connection with reletting the whole or any part of Premises; the costs of removing and storing Tenant's or other occupants' property; the costs of repairing, altering, remodeling, or otherwise putting Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including reasonable attorney's fees whether suit was actually filed or not. In no event shall Tenant be liable for additional damages (exclusive of rent) for any nonmonetary default arising by, through, or under any tenant under any subsequent reletting including but not limited to damages caused by hazardous materials generated by any subsequent tenant.

        In the event of termination or repossession of Premises for an event of default, Landlord shall not have any obligation (except set forth below) to relet or attempt to relet Premises or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of Premises for any period to any Tenant and for any use or purpose. Landlord shall use reasonable efforts to mitigate its damages, but Landlord shall not be obligated to expend sums to lease the Premises nor required to lease at below market rates.

        If Tenant shall fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord upon demand all costs, expenses and disbursements, including reasonable attorney's fees incurred by Landlord in taking such remedial action.

        Landlord is entitled to accept, receive in cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy. Nothing herein shall bar or limit Tenant's right to submit evidence that Landlord failed to reasonably mitigate damages by not attempting to relet the Premises or by not accepting a reasonable subletting or assignment submitted by Tenant.

        24.3 Landlord's Default. Landlord shall not be deemed in default
             ------------------
hereunder unless Tenant shall have given Landlord written notice of such default specifying such default with particularity and Landlord shall thereupon have thirty (30) days in which to cure any default unless such default cannot reasonably be cured within such period wherein Landlord shall not be in default if it commences to cure the default within the thirty (30) day period and diligently pursues completion of same. In the event of any default, Tenant agrees that its exclusive remedy shall be an action for damages.

        24.4 Personal Property Lien.
             ----------------------

                                  ARTICLE XXV

                                 HOLDING OVER
                                 ------------

        25.1 If the Tenant shall continue to occupy and continue to pay rent for Premises after the expiration of this Lease with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a tenant from month to month at a monthly Base Rent equal to one hundred twenty-five percent (125%) of the last full monthly Base Rent payment due hereunder, and subject to all of the additional rentals, terms and conditions herein set out except as to expiration of Term. Such holding over may be terminated by the Landlord or the Tenant upon thirty (30) days' notice. In the event that the Tenant fails to surrender Premises upon termination or expiration of this Lease or such month to month tenancy, then the Tenant shall indemnify the Landlord against loss or liability resulting from any delay of the Tenant in not surrendering Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied Premises and any attorney's fees related thereto.

                                 ARTICLE XXVI

                                    NOTICE
                                    ------

        26.1 Notice. Any notice, request, statement or other writing pursuant to
             ------
this Lease shall be deemed to have been given if personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested or by recognized overnight express receipted delivery service, or delivered by hand to the party at the addresses set forth below;

          TENANT:               Cirrus Logic, Inc.
          (PRIOR TO             3100 West Warren Avenue
          COMMENCEMENT          Freemont, CA  94538
          DATE)                 Attn: ___________________

          TENANT:               Cirrus Logic, Inc.
          (AS OF                305 Interlocken Parkway
          COMMENCEMENT          Broomfield, CO  80021
          DATE AND              Attn: ______________________
          THEREAFTER)

          LANDLORD:             Prime West Development
                                6025 South Quebec Street
                                Suite 350
                                Englewood, Colorado  80111
                                Attention:  President
                                Copy to:  Director of Property
                                  Management
and such notice shall be deemed to have been received by the Landlord or the Tenant, as the case may be, on the date on which it shall have been so mailed actually received.

        26.2 Change of Address. Any party may, by notice to the other, from time
             -----------------
to time, designate another address in the United States, which notices mailed more than ten (10) days thereafter shall be addressed.

                                 ARTICLE XXVII

                               SECURITY DEPOSIT
                               ----------------

        27.1 Tenant has deposited with Landlord the sum of (-0-) as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed by it hereunder. Such sum shall be returned to Tenant after a reasonable period after the expiration of Term and delivery of possession of the Premises to Landlord if, at such time, Tenant has fully performed all such terms, covenants and conditions. Prior to the time when Tenant is entitled to the return of the security deposit, Landlord shall be entitled to intermingle such deposit with its own funds and to use same for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit. In the event of default by Tenant in performing any of its obligations under this Lease, Landlord may, in addition to any other right or remedy available to Landlord hereunder, use, apply, or retain all or any part of this security deposit for the payment of any unpaid rent or for any other amount which Landlord may be required to expend by reason of the default of Tenant, including any damages or deficiency in the reletting of the Premises or any attorney's fees associated therewith, regardless of the whether the accrual of such damages or deficiency occurs before or after an eviction. If a portion of the security deposit is used or applied by Landlord during the term hereof, Tenant shall, upon five (5) days written demand, deposit with Landlord an amount sufficient to restore the security deposit to its original amount.

                                ARTICLE XXVIII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

        28.1 Captions. The captions used herein are for convenience only and do
             --------
not limit or amplify the provisions hereof. Whenever the singular is used the same shall include the plural, and words of any gender shall include the other gender.

        28.2 Waiver. One or more waivers of any covenant, term or condition of
             ------
this Lease by either party should not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval should not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

        28.3 Entire Agreement. This Lease contains the entire agreement between
             ----------------
the parties and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the parties hereto.

        28.4 Severability. The invalidity or unenforceability of any provision
             ------------
hereof shall not affect or impair any other provision.

        28.5 Modification. Should any mortgagee or beneficiary under a deed of
             ------------
trust require a modification of this Lease, which modification (i) will not bring about any increased cost or expense to Tenant and (ii) will not in any way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

        28.6 Governing Law. This Lease shall be governed by and construed
             -------------
pursuant to the laws of the State of Colorado.

        28.7 Successors and Assigns. The covenants and conditions herein
             ----------------------
contained shall inure to and bind the respective heirs, permitted successors, executors, administrators and assigns of the parties hereto, and the terms "Landlord" and "Tenant" shall include the permitted successors and assigns of either such party, whether immediate or remote, except as otherwise specifically set forth in this Lease to the contrary.

        28.8 Authorization to Execute. In the event that Landlord or Tenant
             ------------------------
hereunder shall be a corporation, the parties executing this Lease on behalf of such entity hereby covenant and warrant that such entity is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify such entity to do business in the State of Colorado; all franchise and corporate taxes have been paid to date, and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed.

        28.9 Guaranty of Lease.  [INTENTIONALLY DELETED.]
             -----------------

        28.10 Approval of Documents. Unless such work is performed by Landlord
              ---------------------
or by Landlord's contractor, agents or employees, Landlord's approval of Tenant's plans for work performed by Landlord or Tenant in the Premises shall create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency, or compliance with any laws, rules, or regulations of governmental agencies or authorities. If Landlord or its contractor, agents, or employees perform such work, then Landlord will be responsible for obtaining the applicable permits which will be deemed compliance with law.

        28.11 Financing Contingency. Tenant acknowledges that this Lease is
              ---------------------
subject to the condition subsequent that Landlord obtain a construction and acquisition loan for Building Complex on or before the date which is sixty (60) days after Tenant's final approval of the Construction Drawings subject to extensions for Tenant caused or contributed to delays. Landlord acknowledges and agrees that it will apply for a construction loan with (a) a maximum interest rate not to exceed three hundred basis points over the prime rate quoted by such lender, as the rate floats over the term of the loan (b) a minimum term of not less than eighteen (18) months and (c) a principal amount of not less than eighty percent (80%) of all costs attributable to the construction, inclusive of loan fees and interest payments permitted to be made with loan proceeds. In the event of the termination of this Lease pursuant to the terms of this Section 28.11, neither party shall have any liability or obligation whatsoever to the other except that any rent or deposit of Tenant shall be promptly refunded, without interest except as specifically set forth herein, by Landlord.

                                 ARTICLE XXIX

                           SUBSTITUTION OF PREMISES
                           ------------------------

        29.1  [INTENTIONALLY DELETED.]


                                  ARTICLE XXX

                                   RECORDING
                                   ---------

        30.1 Tenant may place a memorandum of this Lease of record on a form previously approved by Landlord which approval shall not be unreasonably withheld. Landlord or Tenant shall also execute a reasonable memorandum of lease in recordable form if requested by the other, which may be placed of record. In addition, if requested by the Landlord, the Tenant will execute a memorandum of lease to be filed with the Colorado Department of Revenue on such form as may be prescribed by said department within ten (10) days after the execution of this Lease or any other such memorandum so that the Landlord may avail itself of the provisions of the statutes such as Section 39-22-604(7)(c) of the Colorado Revised Statutes (1993).

        Any recording by Tenant without Landlord's prior written consent shall at Landlord's option be deemed a default pursuant to Article XVII hereof and Landlord shall have all of the rights and remedies set forth therein. Tenant agrees if requested by Landlord to execute a quitclaim deed, releasing any interests in the lease as set forth in the memorandum, which deed will be held in escrow and recorded upon termination or expiration of the Lease.

                                 ARTICLE XXXI

                              REAL ESTATE BROKER
                              ------------------

        31.1 Tenant represents and warrants that Tenant has dealt directly with (and only with) The Colorado Group, Cushman & Wakefield and R.A. Mohr and Associates, as brokers (the "Brokers") in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated or participated in the negotiations of this Lease, or submitted or showed the Premises, or is entitled to any commission in connection herewith and Tenant agrees to indemnify Landlord against any liability arising from anyone claiming by or through Tenant, including reasonable attorney's fees.

        Landlord represents and warrants to Tenant that Landlord has dealt only with the Brokers and that Landlord shall pay pursuant to its written agreement with Cushman & Wakefield the commission set forth therein when same becomes due and payable. All other commissions due the Brokers shall be payable by Cushman & Wakefield and The Colorado Group pursuant to its separate agreement(s) with such Brokers.

                                 ARTICLE XXXII

                                RENT PREPAYMENT
                                ---------------

        32.1 Simultaneous with the satisfaction of the condition subsequent set forth in Section 28.11, Tenant shall deposit with Landlord the sum of one month of estimated Base Rent plus one-twelfth of estimated Real Estate Taxes and Operating Expenses, which shall be applied to the first month's Base Rent and Additional Rent as same becomes due and payable. Prior to the application of said payment, in the event the Tenant defaults in its performance of any of the terms and conditions hereof, Tenant hereby agrees that the rent prepayment shall be treated as a security deposit, and Landlord may use, apply, or retain said sum in accordance with Article 27.1. Landlord agreed to deposit the rent prepayment into a segregated interest-bearing account and Tenant, provided there is no default by Tenant, shall be entitled to the interest earned on such amounts where (i) the Lease is terminated prior to the Commencement Date and the prepayment is returned, or (ii) prepaid rent is applied to the first month's Base Rent and Additional Rent in accordance with the above. To the extent Landlord is taxed on the interest earned on such prepaid rent, then Landlord may deduct from any interest to be paid to Tenant the amount of tax required to be paid by Landlord.

                                ARTICLE XXXIII

                               OTHER PROVISIONS
                               ----------------

        33.1 Budget. Landlord shall disclose to Tenant all costs associated with
             ------
the development of Building Complex. Landlord will provide a budget ("Budget") projecting all costs associated with the construction of the shell and core as well as all costs associated with the tenant finish within the Premises. The Budget, when mutually agreed to by Landlord and Tenant as hereinafter set forth, shall be attached to this Lease as Exhibit K. On or before April 1, 1995, Landlord and Tenant shall mutually review and approve the Budget. The Budget will also contain a provision whereby Landlord will supply Tenant with a "not to exceed" Base Rental Rate, which "not to exceed" Base Rental Rate shall be calculated pursuant to the agreed upon Budget. If for any reason the Landlord and the Tenant cannot agree on the Budget to be attached as Exhibit K to the Lease, then the Lease shall be deemed terminated by written notice of either party to the other and the rent prepayment shall be promptly returned by Landlord to Tenant.

        Ninety (90) days subsequent to the completion of the Building Complex by Landlord, Landlord will provide a final accounting of all of the costs for the

Building Complex, in order to establish the Base Rental Rate, which Base Rental Rate shall be based upon the actual costs incurred for the Building Complex and shall be calculated pursuant to the provisions of Section 3.1 herein, but in no event shall the Base Rental Rate exceed the "not to exceed" Base Rental Rate, except as specifically provided in Exhibit K.

        33.2 Single Tenant Building. Landlord and Tenant hereby acknowledge and
             ----------------------
agree that this Lease is intended as a lease for Tenant, as the sole and single tenant, and to the extent any provisions provide for rights and/or obligations of other tenants or otherwise is inconsistent with the rights or obligations of Tenant as the sole and single tenant, then the lease shall be construed consistent with the rights and obligations of the Tenant as the sole and single tenant. Nothing herein shall prohibit Tenant from subletting in accordance with
Article VII hereof.

        33.3 Abandonment and Vacation. Tenant may abandon or vacate all or any
             ------------------------
portion of the Building Complex, provided Tenant keeps and performs all other obligations under the Lease including payment of Rent and maintenance of insurance.

        33.4 Option to Renew. Tenant shall have an option to renew the Lease for
             ---------------
two (2) additional terms of five (5) years each. In order to exercise each such option, Tenant shall notify Landlord in writing at least 180 days prior to the expiration of the respective lease term of its election to exercise option, upon which time Landlord shall submit in writing within 30 days a proposal for the then current Market Base Rental Rate (per rentable square foot per annum, "NNN") for the applicable renewal option. Tenant shall have thirty (30) days from the receipt of said notice to (i) accept the proposed Base Rental Rate in writing to Landlord (ii) to reject the Base Rental Rate and elect the appraisal process set forth below or (iii) elect not to extend. If Tenant elects not to extend or fails to timely exercise its option, time being of the essence, the option shall automatically terminate and be of no further force and effect and this Lease shall terminate upon expiration of the then Lease term. The Base Rental Rate during the respective renewal term shall be at ninety-five percent (95%) of the then current Market Base Rental Rate. Any such renewal shall be upon all of the terms, conditions and covenants of this Lease except as to (i) the amount of Base Rent, (ii) options to renew or expand and (iii) Tenant finish or other allowances or concessions. As used herein, "Market Base Rental Rate" shall mean the then Base Rental Rate for comparable first class single tenant office buildings of comparable size, location and age in the County of Boulder, Colorado, at such time, taking into account the following factors (1) rent per rentable square foot; (2) operating expenses and real estate tax payments; (3) current rental escalators and (4) rental concessions, if any. If any portion of the Market Base Rental Rate is attributable to improvements made by Tenant at Tenant's expense, then the Market Base Rental Rate shall specifically exclude any adjustment made by reason of such alterations.

        If Tenant, by written notice delivered no later than thirty (30) days after the date Landlord notifies Tenant of the Market Base Rental Rates, objects to the Market Base Rental Rate determined by Landlord and elects to submit the rate determination to appraisal, then, within seven (7) days of the date of Tenant's objection, each party shall appoint a non-affiliated certified M.A.I. Appraiser that has at least five (5) years' full-time commercial appraisal experience in Boulder County to determine the Market Base Rental Rate, such process to be completed within twenty (20) days after the date of the appointment of the last appraiser. If a party does not appoint a qualified appraiser within five (5) days after the other party has given notice of the name of the appraiser then the single appraiser shall be the sole appraiser and shall set the Market Base Rental Rate. The appraisers appointed by the parties shall meet promptly and attempt to set the Market Base Rental Rate. If they are unable to agree on the Market Base Rental Rate within twenty (20) days after the date the second appraiser has been appointed, they shall elect a third appraiser meeting the qualifications stated in this paragraph within seven (7) days after the last day the two (2) appraisers are to set the Market Base Rental Rate. If the appraisers are unable to agree on the third appraiser, either of the parties to this Lease, after giving five (5) days' prior written notice to the other party, may apply to the then president of the real estate board of Denver, Colorado for the selection of a third appraiser who meets the qualifications stated in this Section, which selection shall be made within three (3) days. Each of the parties shall pay for the appraiser appointed by it and shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. The appraisers shall be instructed to consider the criteria above stated in determining the Market Base Rental Rate.

        Within twenty (20) days after the selection of the third appraiser, the third appraiser shall determine the Market Base Rental Rate and all three of the appraiser's Market Base Rental Rates shall be averaged excluding any single Market Base Rental Rate which is either ten percent (10%) higher or lower than the middle appraisal of Market Base Rental Rate and the remaining appraisals shall then be averaged.

        If the Market Base Rental Rate is not established for the respective extended term prior to its commencement, Tenant shall continue to pay the applicable Base Rent required for the last full month of the respective Lease term until the appraisers have made their determination. The Market Base Rental Rate in question, when finally determined by the appraisers, shall be retroactive to the commencement of the extension term, and the first Base Rent payment becoming due after the determination of the applicable Market Base Rental Rate shall include the retroactive amounts of monthly Base Rent installments accrued and unpaid. In no event may either Landlord or Tenant elect not to extend the Lease based upon the Market Base Rental Rate established in accordance herewith.

        This option to renew may not be exercised and the Lease shall not be renewed if Landlord has given Tenant notice of default which default is not cured within any applicable cure periods or waived by Landlord.

        33.5 Option to Expand. Tenant may, upon written notice to Landlord
             ----------------
received not later than the day which is forty-two months after the date that Landlord acquires the real property portion of the Premises (the "Acquisition Date"), elect to have Landlord acquire the real property designated on Exhibit
 L  hereto (the "Expansion Land") and build certain improvements thereon as
---
shown on Exhibit K (the "Expansion Building") (collectively the Expansion Land and the Expansion Building hereinafter called the "Expansion Premises"). Landlord and Tenant acknowledge that the Acquisition Date shall be as set forth in Exhibit I, Supplemental Agreement.

        Provided there is no uncured default of Tenant, as set forth below then the Landlord shall exercise the option to purchase and shall purchase the Expansion Land pursuant to the terms of that certain option to purchase by and between Interlockers, Ltd. and Prime West Development, Inc. (the "Option"). If
        -------------
Landlord fails to acquire the Expansion Land due to (i) default of Seller or
(ii) a Material Problem (defined below) which arises during any due diligence period with respect to which Landlord follows the Resolution Procedure (defined below) and such Material Problem is not resolved to Landlord's reasonable satisfaction or waived by Landlord, then Landlord shall have no further option to acquire the Expansion Land, and upon Landlord's written notice to Tenant, this expansion option shall become null and void. The term "Material Problem" shall mean a problem with the Expansion Land itself which would make it commercially unreasonable for Landlord to acquire the Expansion Land, such as a material title problem which is not curable on or before the closing (e.g., lis pendens), environmental problems (e.g., groundwater contamination), and changes in zoning or building ordinances which would materially interfere with the construction of the Expansion Premises as outlined in Exhibit K. If any Material Problem arises during a due diligence period available to Landlord with respect to the Expansion Land, Landlord shall immediately notify Tenant of such Material Problem by telephone and in writing. Tenant shall have the right, at Tenant's option, to work with Landlord to determine whether or not a reasonable cure for such Material Problem can be effected at no cost or expense to Landlord. Landlord shall cooperate with Tenant to effect such reasonable cure and shall not disapprove any cure proposed by Tenant which is commercially reasonable and can be effected on or before the expiration of Landlord's due diligence period (as it may be extended as set forth hereafter). If Tenant so requests, Landlord will request an extension of any such due diligence period. If the seller of the Expansion Land requires the payment of a fee or an increased purchase price as a condition to granting an extension to the due diligence period, Landlord will not be required to agree to such condition unless Tenant agrees to pay such fee or such increased purchase price.

        Landlord and Tenant agree to use the procedures, appraisal process and time frames outlined on Exhibit C for the Expansion Premises. If Landlord is not

Prime West Development, Inc., Landlord may retain a developer for the construction of the Expansion Premises, which developer shall work directly with Tenant subject to the written direction and approval of the Landlord.

        The Base Rental Rate for the Expansion Premises shall be calculated in the same manner, using the same methods as the Base Rental Rate for the Premises as described in Exhibit J. Exhibits E and H shall be applicable to the Expansion Premises. The time frames for the Construction Date, the Financing Contingency, and defined dates for construction and completion shall be calculated for the Expansion Premises using the same time frames as presently set forth in the Lease. Tenant acknowledges that the Landlord's option price for the Expansion Land is $4.00 per square foot and escalates by five percent (5%) per annum, compounded from the Acquisition Date. Except as set forth below with respect to the Term and the adjustments to Base Rental Rate, the Expansion Premises shall be deemed for all other purposes a portion of the Premises and subject to all other terms and conditions of the Lease including payments of Operating Expenses and Real Estate Taxes, and renewal rights.

        As of the Commencement Date for the Expansion Premises the Lease Term for the Premises inclusive of the Expansion Premises shall be extended for a period equal to fifteen (15) years from such Commencement Date. The Base Rental Rate shall adjust every five (5) years thereafter. For the existing Premises, the five-year adjustment shall continue on its present schedule and will continue to adjust every five years for the remainder of the Lease Term as extended. The parties hereto acknowledge that this may result in staggered adjustments in the Base Rental Rate for the existing Premises and the Expansion Premises.

        This Option may not be exercised by Tenant and the Premises shall not be expanded if Landlord has given Tenant notice of default which default is not cured within any applicable cure periods or waived by Landlord.Failure to exercise the Option in accordance herewith shall render this Option null and void. The parties agree to promptly execute a Supplemental Agreement for the Expansion Premises upon completion of the Expansion Premises, in accordance with the terms hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease this 5th day of July, 1995.

          LANDLORD:

                     Prime West Development, a Colorado corporation

                     By: /s/ Stephen F. Clarke
                        -------------------------------------
                        Stephen F. Clarke
                        Its:  President & CEO


          TENANT:

                     CIRRUS LOGIC, INC., a __________ corporation

                     By:
                        -----------------------------------
                          Title: Controller

 STATE OF COLORADO                )
                                  )  ss.
 CITY AND COUNTY OF DENVER        )

        The foregoing instrument was acknowledged before me this 22nd day of June, 1995, by Stephen F. Clarke as President and CEO of Prime West.

        WITNESS my hand and official seal.
        My commission expires:
        My address is:

                [NOTARY PUBLIC SIGNATURE APPEARS
                 HERE] [ILLEGIBLE]
                --------------------------------
                Notary Public

                                            My Commission Expires July 6, 19??
                                            410 17th Street 22nd Floor
                                            Denver, Colorado 80208

 STATE OF COLORADO                )
                                  )  ss.
 CITY AND COUNTY OF DENVER        )

        The foregoing instrument was acknowledged before me this _____ day of _______________, 19__, by _________________________________
 as ___________________ of ____________________________________.

        WITNESS my hand and official seal.
        My commission expires:
        My address is:



                --------------------------------
                Notary Public

                                   EXHIBIT A

                          CIRRUS LOGIC, INC. FACILITY
                            305 INTERLOCKEN PARKWAY

                               LEGAL DESCRIPTION
                  (To Be Determined Based Upon Final Survey)



 A portion of
 Lot 1
 Final Plat
 Interlocken, Filing #2
 Consisting of approximately 4.6 Acres
 Known as 305 Interlocken Parkway
 Interlocken Advanced Technology Environment
 Broomfield, Colorado